UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.              Bankruptcy or Receivership.

As previously disclosed, on April 12, 2012, Reddy Ice Holdings, Inc. (the “Company”) and its wholly-owned subsidiary Reddy Ice Corporation (“Reddy Corp.”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).  Reddy Holdings and Reddy Corp’s cases were assigned Case No. 12-32349-11 and Case No 12-32350-11, respectively, by the Bankruptcy Court.

On May 18, 2012, the Bankruptcy Court approved the Company’s first amended plan of reorganization (as confirmed, the “Plan”).  On May 22, 2012, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”).  All voting classes of creditors voted in favor of the Plan, with over 80% in amount and over 90% in number of the Debtors’ first and second lien noteholders and 100% of the Company’s senior discount noteholders voting in favor of the Plan.

The Plan will substantially deleverage the Debtors’ balance sheet and position the Debtors to be a financially stronger enterprise post-emergence. Through the Plan, (i) the Debtors’ financial debt will be reduced by approximately $145 million, (ii) the Debtors’ cash interest expense will be reduced by approximately $20 million annually, and (iii) the Debtors will receive new equity capital infusions totaling approximately $25.5 million, including a $7.975 million preferred stock investment by Centerbridge Capital Partners II, L.P. or one or more of its parallel funds (“Centerbridge”) and a $17.5 million preferred stock rights offering to holders of the Debtors’ pre-petition second lien secured notes backstopped by Centerbridge.

In connection with the Plan, the Debtors entered into, and the Bankruptcy Court approved, settlement agreements in respect of certain outstanding litigation matters including (i) the putative direct purchaser class action claims, (ii) the putative indirect purchaser class action claims and (iii) the putative securities class action claims.

We refer to the transactions occurring upon effectiveness of the Plan as the “Restructuring.”  Upon effectiveness, the Plan will have the following effects on certain classes of the Company’s creditors:

First Lien Notes.  Except as described below and except for other minor modifications, we will not modify our obligations in respect of our existing First Lien Notes under the Plan.

We will amend the indenture governing the First Lien Notes to permit, among other things, (i) the incurrence of incremental pari passu first lien acquisition financing for a possible acquisition of substantially all of the businesses and assets of Arctic Glacier Income Fund and its subsidiaries (“Arctic”) pursuant to the Sale and Investor Solicitation Process (“SISP”) Arctic is conducting after filing for protection under the Companies’ Creditors Arrangement Act in Canada and Chapter 15 of the Bankruptcy Code in the United States, (ii) an amendment to the change of control provisions to prevent the occurrence of a change of control as a result of the Restructuring and (iii) an amendment to the reporting requirements to eliminate the need to continue as a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). The First Lien Notes will continue to be guaranteed by Reddy Holdings.

In the event that we fail to consummate the Arctic acquisition, Centerbridge has agreed to convert $68.18 million in aggregate principal amount and accrued and unpaid interest of its First Lien Notes into preferred stock of Reddy Holdings with a liquidation preference of $75 million.

Second Lien Notes.  Holders of our Second Lien Notes will exchange those Notes for their ratable share of (i) 6,094,327 shares of common equity of reorganized Reddy Holdings, subject to dilution in accordance with the other provisions of the Plan and a further distribution of certain of such shares upon the occurrence of certain events and (ii) new preferred stock of reorganized Reddy Holdings pursuant to the rights offering described below (to the extent such holder elects to participate in the rights offering).

Discount Notes.  Under the Plan, the Discount Notes will be cancelled; however, the holders of the Discount Notes will receive such holder’s ratable share of: (i) $4.7 million in cash on the consummation of the Restructuring and (ii) promissory notes in an initial amount of $1.2 million payable on the three month anniversary of the consummation of the Restructuring. The Discount Notes payment due under the promissory notes will accrue interest at a rate of 7% per annum from the consummation of the Restructuring to the three month anniversary of the consummation of the Restructuring. In the event that the Arctic acquisition is consummated prior to the three month anniversary of the consummation of the Restructuring, the principal amount of the promissory notes will be increased and the holders of the Discount Notes will receive their ratable share of an additional $2.3 million, which additional amount will accrue interest at a rate of 7% per annum from the consummation of the Restructuring until the three month anniversary of the consummation of the Restructuring. In the event that the Arctic acquisition is consummated after the three month anniversary of the consummation of the Restructuring, the additional payment will be made within ten (10) business days following the Arctic acquisition and will accrue interest at a rate of 7% per annum from the consummation of the Restructuring until the payment date. Such payments to the existing holders of the Discount Notes will be made from the distributions under the Plan to the holders of the Second Lien Notes.

Unsecured Claims.  Under the Plan, holders of certain unsecured operations claims of Reddy Holdings and Reddy Corp. will be paid cash in the full amount of such allowed claims on the later of the Effective Date or the date on which such claims would otherwise become due in the ordinary course of business.  Holders of certain other general unsecured claims of Reddy Holdings and Reddy Corp. will receive their Pro Rata share of settlement payments totaling $300,000 and $100,000, respectively.  For the avoidance of doubt, the settlement payments will not be evidenced by a promissory note or other instrument.

Common Stock.  Under the Plan, holders of common stock of the Company will share in approximately $2.4 million in cash, with the option for holders of at least 25,000 shares of common stock to elect to receive common stock of the reorganized Company in lieu of cash.  Subject to certain conditions, in the event that the Company consummates the acquisition of Arctic holders of common stock of the Company will share in an additional approximately $1.2 million in cash or, with respect to holders who elected to receive common stock of the reorganized Company, additional common shares of the reorganized Company.

Class A Common Stock.  Under the Plan, Centerbridge will receive one share of class A common stock of the reorganized Reddy Holdings. The holder of the share of the class A common stock will be entitled to vote with all voting securities of reorganized Reddy Holdings on all matters submitted to the holders of voting securities for vote. The share of class A common stock of reorganized Reddy Holdings will be entitled to 10,000,000 votes. Class A common stock of reorganized Reddy Holdings will not be entitled to the payment of any dividends or distributions and is redeemable by Reddy Holdings for $0.01 upon (x) the liquidation, dissolution or winding up of the affairs of Reddy Holdings or (y) the consummation or termination of the Arctic acquisition.

Preferred Stock.  Holders of Second Lien Notes who participate in the rights offering and Centerbridge, in connection with the Investment Agreement, the equity financing of the Arctic acquisition (if applicable) and the conversion of a portion of its First Lien Notes (if applicable), will receive new preferred stock of reorganized Reddy Holdings. The preferred stock will be perpetual, participating, cumulative preferred stock, with a 7.0% cumulative coupon payable in cash or in-kind at our option. The preferred stock will mandatorily convert into common stock upon the earlier of (x) our achievement of a total net debt to EBITDA ratio of less than 3.0:1.0 for a period of four consecutive quarters or (y) completion of a qualifying initial public offering of reorganized Reddy Holdings’ common stock. The preferred stock may be optionally converted by the holder at any time. Holders of preferred stock will vote with the common stock on an as converted basis.

Investment Agreement.  In order to fund costs associated with the Restructuring and further reduce our level of indebtedness upon emergence, as well as to help enable us to acquire Arctic in the event we are the successful bidder, we have entered into an investment agreement with Centerbridge (the “Investment Agreement”). The Investment Agreement includes commitments of Centerbridge to (w) backstop the rights offering, (x) directly purchase New Preferred Stock in an amount not less than $7.975 million, (y) provide equity capital for the acquisition of Arctic and (z) in the event of the failure to acquire Arctic, exchange First Lien Notes for New Preferred Stock of Reddy Holdings, in each case subject to certain terms and conditions.

Rights Offering.  In order to fund costs associated with the Restructuring and further reduce our level of indebtedness upon emergence, we will undertake and consummate a $17.5 million rights offering for preferred stock of Reddy Holdings in connection with our emergence from protection under the Bankruptcy Code. The rights offering will be open to existing holders of our Second Lien Notes on a ratable basis.

Credit Facility.  On April 16, 2012, Reddy Corp entered into the DIP Credit Facility. The DIP Credit Facility consists of a revolving credit facility in an amount not to exceed $70 million, a portion of the proceeds of which were used to repay Reddy Corp’s amended and restated credit agreement, dated as of October 22, 2010, by and among Reddy Corp and Macquarie Bank Limited, as the sole lender and administrative agent (the “Pre-Petition Credit Facility”), upon entry of the interim order approving the DIP Credit Facility. Reddy Corp received the final order approving the DIP Credit Facility from the bankruptcy court on May 4, 2012. The DIP Credit Facility will provide additional liquidity during the restructuring process and will, subject to the satisfaction of certain conditions, some of which are not in the Reddy Corp’s control, be converted into a senior secured first lien revolving credit facility on substantially the same terms as the Pre-Petition Credit Facility upon Reddy Corp’s emergence from bankruptcy.

New Stockholders Agreement.  On the Effective Date, certain holders of the common stock and preferred stock of reorganized Reddy Holdings may elect to become parties to the New Stockholders’ Agreement, pursuant to which such electing holders would be subject to transfer restrictions, voting obligations and drag-along obligations and would be entitled to certain preemptive rights, tag-along rights and piggyback registration rights.

New Management Incentive Plan.  On or after the Effective Date, the reorganized Company may reserve up to 15% of the reorganized Reddy Holdings common stock on a fully diluted basis (after giving effect to the reorganized Reddy Holdings preferred stock on an as-converted basis), which common stock shall be allocable at the discretion of the new board of directors of reorganized Reddy Holdings.

Composition of New Board of Directors After the Effective Date. On the Effective Date, the term of the current members of the board of directors of Reddy Holdings shall expire, and the new board of directors shall be appointed in accordance with the terms of the Plan.

The Company’s Claims Agent maintains a website containing Bankruptcy Court documents and other updates at www.kccllc.net/reddyice .  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The Plan is not yet effective. Consummation of the Plan is subject to certain conditions that must be satisfied prior to the effective date of the Plan (the “Effective Date”). In addition, the Company must perform various administrative actions in conjunction with emergence from Chapter 11. The Debtors anticipate that the Effective Date will occur before the end of May 2012. However, there can be no assurance that the Company will satisfy these conditions, complete the required actions and emerge from Chapter 11 within the anticipated timeframe.

The foregoing is a summary of certain material terms of the Plan. This summary only highlights certain substantive provisions of the Plan, is not a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of the Confirmation Order is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.  Capitalized terms used, but not defined, in this Form 8-K have the meanings ascribed thereto in the Plan.

Sources of Funds.  The Plan is to be funded with the proceeds of the rights offering, Centerbridge investment and borrowings under the credit facility, in each case as described above.

Securities to be Issued Under the Plan.  The authorized capital stock of reorganized Reddy Holdings will consist of 100 million shares of initially undesignated preferred stock, 200 million shares of common stock and one share of Class A Common Stock.  The number of shares outstanding upon effectiveness of the Plan and completion of the other steps in the Restructuring will depend upon the number of holders of existing common stock of Reddy Holdings who elect to convert into common shares of reorganized Reddy Holdings, rather than receiving cash payments.  Assuming all shares of existing common stock of Reddy Holdings converted into common shares of reorganized Reddy Holdings, the Company estimates that approximately 3.6 million shares of preferred stock, 6.4 million shares of common stock and one share of Class A Common Stock will be outstanding following the Restructuring.

Certain Information Regarding Assets and Liabilities of the Company. Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Securities and Exchange Commission on May 14, 2012.

On May 19, 2012, Reddy Ice Holdings, Inc. (the “Company”) issued a press release to announce the confirmation of the Plan. The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

2.1†             Confirmed First Amended Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation dated May 22, 2012

2.2†             Findings of Fact, Conclusions of Law and Order Confirming Debtors’ First Amended Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation

99.1†           Press Release dated May 19, 2012.

†                  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 24, 2012

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer